UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2010

Northern Trust Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois		60603
(Address of principal executive offices)		(Zip Code)

(312) 630-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The annual meeting of the stockholders of Northern Trust Corporation (the “Corporation”) was held on April 20, 2010 for the purposes of (i) electing 13 directors to hold office until the next annual meeting of stockholders and (ii) ratifying the appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the 2010 fiscal year.

All of management’s nominees for director as named in the proxy statement for the meeting were elected by the votes set forth in the table below.

	FOR	WITHHELD	BROKER NON-VOTES
Election of Directors
Linda Walker Bynoe	188,756,971	8,663,934	16,214,235
Nicholas D. Chabraja	196,810,893	610,012	16,214,235
Susan Crown	194,678,479	2,742,426	16,214,235
Dipak C. Jain	195,448,182	1,972,723	16,214,235
Robert W. Lane	196,911,326	509,579	16,214,235
Robert C. McCormack	195,564,572	1,856,333	16,214,235
Edward J. Mooney	192,039,981	5,380,924	16,214,235
John W. Rowe	193,890,419	3,530,486	16,214,235
David H.B. Smith, Jr.	195,651,097	1,769,808	16,214,235
William D. Smithburg	194,412,881	3,008,024	16,214,235
Enrique J. Sosa	196,894,249	526,656	16,214,235
Charles A. Tribbett III	196,884,534	536,371	16,214,235
Frederick H. Waddell	192,795,842	4,625,063	16,214,235

The appointment of KPMG LLP as the Corporation’s independent registered public accounting firm for the 2010 fiscal year was ratified by the votes set forth in the table below.

	FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTE
Ratification of independent registered accounting firm	209,398,182	3,696,591	540,367	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Trust Corporation

Date: April 22, 2010	By:	/S/ ROSE A. ELLIS
Rose A. Ellis Corporate Secretary